CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" for FTI Large Capitalization Growth and Income Fund, FTI Small Capitalization Equity Fund and FTI European Smaller Companies Fund (the three series of FTI Funds) in the FTI Funds' Prospectus and in the introduction and under the caption "Auditor" in the Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 13 to the Registration Statement (Form N-1A, No. 33-63621) of our report, dated January 3, 2003, on the financial statements and financial highlights of FTI Large Capitalization Growth and Income Fund, FTI Small Capitalization Equity Fund and FTI European Smaller Companies Fund (the three series of FTI Funds) included in the FTI Funds' Annual Report dated November 30, 2002.

                                          /s/ Ernst & Young LLP
                                          ERNST & YOUNG LLP




Boston, Massachusetts
March 26, 2003